Exhibit 4.37

C L I F F O R D	LIMITED LIABILITY PARTNERSHIP
C H A N C E

CGU INTERNATIONAL INSURANCE PLC

AND

ROYAL & SUN ALLIANCE INSURANCE PLC

AND

CONVERIUM AG

AND

MÜNCHENER RÜCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MÜNCHEN

AND

NORTHERN STATES AGENCY, INC.

SUPPLEMENTAL AGREEMENT TO THE AGREEMENT FOR THE SALE AND
PURCHASE OF CGU INTERNATIONAL INSURANCE PLC’S AND PART
OF ROYAL & SUN ALLIANCE INSURANCE PLC’S SHAREHOLDING IN
GLOBAL AEROSPACE UNDERWRITING MANAGERS LIMITED

CONTENTS

Clause		Page

1	Interpretation	1
2	Agreement	2
3	Reliance	2

THIS SUPPLEMENTAL AGREEMENT is made on

BETWEEN:

(1)	CGU INTERNATIONAL INSURANCE PLC, a company incorporated in England and Wales (registered no. 21487), whose registered office is at St Helen’s, 1 Undershaft, London EC3P 3DQ, England;

(2)	ROYAL & SUN ALLIANCE INSURANCE PLC, a company incorporated in England and Wales (registered no. 93792), whose registered office is at St Mark’s Court, Chart Way, Horsham, West Sussex RH12 1XL;

(3)	CONVERIUM AG, a company incorporated in Switzerland whose registered office is at General Guisan-Quai 26, 8022 Zürich, Switzerland;

(4)	MÜNCHENER RÜCKVERSICHERUNGS-GESELLSCHAFT AKTIENGESELLSCHAFT IN MÜNCHEN, whose registered office is at Königinstraße, 107, 80802 München, Germany;

(5)	NORTHERN STATES AGENCY, INC., a company incorporated in Minnesota, USA, whose registered office is at 2145 Ford Parkway, Suite 202, St Paul, Minnesota, United States of America 55116-1862.

WHEREAS:

(A)	Clause 8.1 of the Agreement for the Sale and Purchase of CGU International Insurance plc’s and part of Royal & Sun Alliance Insurance plc’s shareholding in Global Aerospace Underwriting Managers Limited dated 27 November 2002 (the “Agreement”) provides that Completion is conditional upon the Conditions set out in clauses 8.1.1, 8.1.2 and 8.1.3 of the Agreement being satisfied on or before 30 June 2003. Clause 8.1.2 of the Agreement sets out a Condition which applies in the event that a filing or filings are required in Canada.

(B)	Clause 24.1 of the Agreement provides that the Sellers and the Buyers shall have certain rights and obligations in the event that a merger control filing or filings are required in Argentina, Brazil and/or Taiwan.

(C)	The parties to the Agreement wish to record in this Supplemental Agreement their agreement of certain matters pertaining to clauses 8.1 and 24.1 of the Agreement.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Supplemental Agreement, the “Agreement” means the Agreement for the Sale and Purchase of CGU International Insurance plc’s and part of Royal & Sun Alliance Insurance plc’s shareholding in Global Aerospace Underwriting Managers Limited dated 27 November 2002.

1.2	Terms defined in the Agreement shall have the same meaning in this Supplemental Agreement.

1.3	The provisions of clauses 1.2, 1.3 (Interpretation), 16 (Assignment), 27 (Third Party Rights), 28 (General), 29 (Notices) and 30 (Governing Law and Jurisdiction) of the Agreement shall apply to this Supplemental Agreement as if incorporated herein.

2.	AGREEMENT

2.1	In consideration for the granting of the mutual promises and waivers contained herein the parties to this Supplemental Agreement agree that:

2.1.1	no filing is required in Canada, and therefore the Condition in clause 8.1.2 of the Agreement is satisfied; and

2.1.2	no merger control filing or filings are required in Argentina or Taiwan, and therefore in relation to Argentina and Taiwan only:

(a)	clause 24.1.1 of the Agreement shall not impose any obligations on the Sellers;

(b)	clause 24.1.2 of the Agreement shall not impose any obligations on the Buyers; and

(c)	each party to the Agreement waives any right conferred on it by clause 24.1.3 of the Agreement that, in the event that any party to the Agreement is prohibited by the relevant competition authorities in Argentina or Taiwan from carrying out any of their obligations under the Agreement (including, without limitation, completing the Agreement), such parties shall not be required to perform such obligations until such prohibition has been lifted,

PROVIDED THAT sub-paragraphs (a) to (c) above shall not apply in the case of Argentina if the Argentinean Antitrust Commission determines that a merger control filing is or filings are required in Argentina.

3.	RELIANCE

Each party to this Agreement confirms that it has entered into this Agreement based on its own assessment of the matters referred to herein and has not relied on any statement or representation by or on behalf of any other party hereto.

EXECUTED by the parties:

Signed by ________________________	)
a duly authorised	)
representative of	)
CGU INTERNATIONAL )
INSURANCE PLC	)

Signed by ________________________	)
a duly authorised	)
representative of	)
ROYAL & SUN ALLIANCE	)
INSURANCE PLC	)

Signed by ________________________	)
and _____________________________	)
for and on behalf of	)
CONVERIUM AG	)

Signed by ________________________	)
and _____________________________	)
duly authorised	)
representatives of	)
MÜNCHENER	)
RÜCKVERSICHERUNGS-)
GESELLSCHAFT	)
AKTIENGESELLSCHAFT	)
IN MÜNCHEN	)

Signed by ________________________	)
and _____________________________	)
duly authorised	)
representatives of	)
NORTHERN STATES	)
AGENCY, INC.	)